UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2003

EXX INC.

(Exact name of registrant as specified in its charter)

Nevada	001-0654	88-0325271
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1350 East Flamingo Road, Suite 689	89119-5263
Las Vegas, Nevada	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 598-3223

Item 5.	Other Events.

On October 3, 2003, EXX Inc. issued a press release announcing that the Deco Engineering, Inc. subsidiary of Newcor, Inc., a subsidiary of EXX, has entered into a new supply contract with one of its major customers for a period in excess of three years. A copy of the press release is attached as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits.

(a)	Financial statements. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2003

EXX INC.

By:	/s/ DAVID A SEGAL

Name:	David A. Segal
Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press Release, dated as of October 3, 2003.